Exhibit (a)(1)(E)
Offer to Purchase for Cash
by
High Templar Tech Limited
Up to 39 Million of its American Depositary Shares
At a Purchase Price not less than US$2.80
nor greater than US$3.20 per American Depositary Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, JUNE 24, 2026, UNLESS THE
OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY
BE EXTENDED, THE “EXPIRATION DATE”).

To Our Clients:
High Templar Tech Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company,” “High Templar Tech,” “we,” “our” or “us”), invites our securityholders to tender up to 39 million American Depositary Shares (the “ADSs”) of the Company, each representing one Class A ordinary share, par value US$0.0001 per share, for purchase by us at a price calculated as described herein that is not less than US$2.80 and not greater than US$3.20 per ADS to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and Letter of Transmittal, the “Offer”).
Upon the terms and subject to the conditions of the Offer, we will determine a single per ADS price (the “Purchase Price”) that we will pay for ADSs properly tendered and not properly withdrawn, taking into account the total number of ADSs tendered and the prices specified, or deemed specified, by tendering securityholders. The Purchase Price will be the lowest price per ADS (in increments of US$0.05) of not less than US$2.80 and not greater than US$3.20 that will enable us to purchase the number of ADSs sought in the Offer or, if a lesser number of ADSs is properly tendered, all ADSs that are properly tendered and not properly withdrawn. All ADSs acquired in the Offer will be acquired at the Purchase Price, including those ADSs tendered at a price lower than the Purchase Price. However, because of the “Odd Lot” priority, proration and conditional tender provisions described in the Offer to Purchase, fewer than all of the ADSs tendered at or below the Purchase Price may be purchased if more than the number of ADSs the Company seeks are properly tendered and not properly withdrawn. ADSs tendered but not purchased in the Offer will be returned to the tendering securityholders at the Company’s expense promptly after the Expiration Date. See Section 1 and Section 3 of the Offer to Purchase.
Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by the terms and conditions of the Offer set forth in the Offer to Purchase, the Letter of Transmittal and other related materials.
The Offer is not conditioned on the receipt of financing or any minimum number of ADSs being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase. The Company’s obligation to accept and pay for ADSs properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon the satisfaction or waiver of these conditions.
In the event that more than 39 million ADSs are properly tendered in the Offer, we may exercise our right to increase the number of ADSs sought in the Offer by an amount not exceeding 2% of our outstanding ADSs without extending the Expiration Date. We also expressly reserve the right, in our sole discretion, to amend the Offer to purchase additional ADSs, subject to applicable law. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if more than 39 million ADSs (or such greater number of ADSs as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, we will accept ADSs for purchase in the following order of priority:
•
first, we will purchase Odd Lots (as defined in the Offer to Purchase) of fewer than 100 ADSs at the Purchase Price from securityholders who validly tender all of their ADSs at or below the Purchase Price (including ADSs tendered by Purchase Price Tender) and who do not validly withdraw them before the Expiration Date (tenders of less than all of the ADSs owned, beneficially or of record, by such Odd Lot Holder (as defined in the Offer to Purchase) will not qualify for this preference);

•
second, after purchasing all Odd Lots that were properly tendered at or below the Purchase Price (including ADSs tendered by Purchase Price Tender), subject to the conditional tender provisions (whereby a holder may specify a minimum number of such holder’s ADSs that must be purchased if any such ADSs are purchased), we will purchase ADSs at the Purchase Price from all other securityholders who validly tender ADSs at or below the Purchase Price (including ADSs tendered by Purchase Price Tender) and who do not validly withdraw them before the Expiration Date (except for securityholders who tendered ADSs conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional ADSs, until we have acquired the number of ADSs that we have offered to purchase; and

•
third, only if necessary to permit us to purchase the number of ADSs that we have offered to purchase, we will purchase ADSs at the Purchase Price from securityholders who have validly tendered ADSs at or below the Purchase Price (including ADSs tendered by Purchase Price Tender) conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, securityholders whose ADSs are conditionally tendered must have validly tendered all of their ADSs at or below the Purchase Price and not validly withdrawn them before the Expiration Date.

We may not purchase all of the ADSs that you tender even if you validly tender them a price at or below the Purchase Price, including because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase.
The Offer is not conditioned on any minimum number of ADSs being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.
We are the owner of record of ADSs held for your account. As such, we are the only ones who can tender your ADSs, and we can tender your ADSs only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL AND OTHER TENDER OFFER MATERIALS FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT OR ANY OTHER MATERIALS TO TENDER ADSS WE HOLD FOR YOUR ACCOUNT.
Please instruct us as to whether you wish us to tender any or all of the ADSs we hold for your account in accordance with the terms and subject to the conditions of the Offer.
Please note the following:
1.   You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your ADSs will be purchased in the event of proration.
2.   ADSs may be tendered at prices not greater than US$3.20 and not less than US$2.80 per ADS, as indicated in the attached Instruction Form, to you in cash, less applicable withholding taxes and without interest, promptly after the Expiration Date. Prices may be specified in increments of US$0.05.
3.   The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on June 24, 2026, unless the Company extends or terminates the Offer in accordance with the terms and subject to the conditions of the Offer, subject to applicable law.
4.   If you wish to tender portions of your ADSs at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your ADSs.

5.   If you are an Odd Lot Holder (as defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the ADSs that you own at or below the Purchase Price before the Expiration Date and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such ADSs for purchase before proration, if any, of the purchase of other ADSs validly tendered at or below the Purchase Price and not validly withdrawn before the Expiration Date.
6.   If you wish to make your tender conditional upon the purchase of all ADSs that you tender or upon the Company’s purchase of a specified minimum number of the ADSs that you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of ADSs from all tenders that are so conditioned will be determined by random lot selection to the extent feasible, and to be eligible for purchase by random lot selection, any securityholder whose ADSs are conditionally tendered must have tendered all of its ADSs. To elect such a condition, complete the box entitled “Conditional Tender” in the attached Instruction Form.
7.   Tendering securityholders who are tendering ADSs registered in their name and who are tendering such ADSs directly to Equiniti Trust Company, LLC, the depositary for the Offer (the “Depositary”), will not be obligated to pay any brokerage commissions or fees to the Company or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of ADSs under the Offer.
YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US WITH AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 24, 2026, UNLESS THE OFFER IS EXTENDED OR TERMINATED.
If you wish to have us tender any or all of your ADSs, please instruct us by completing, executing, detaching and returning the attached Instruction Form.
The Offer is being made solely under the Offer to Purchase, the Letter of Transmittal and related materials, and is being made to all record holders of ADSs. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs residing in any jurisdiction in which the making of the Offer or acceptance thereof will not be in compliance with the securities, “blue sky” or other applicable laws of such jurisdiction.

INSTRUCTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 26, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials (together with any amendments or supplements thereto, the Offer to Purchase and the Letter of Transmittal, the “Offer”) in connection with the offer by High Templar Tech Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), to purchase up to 39 million American Depositary Shares (the “ADSs”) of the Company, each representing one Class A ordinary share, par value US$0.0001 per share, for purchase by us at a price calculated as described herein that is not less than US$2.80 and not greater than US$3.20 per ADS to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.
The undersigned hereby instruct(s) you to tender to the Company the number of ADSs indicated below, or, if no number is specified, all ADSs you hold for the account of the undersigned, at the price per ADS indicated below, upon the terms and subject to the conditions of the Offer.
Aggregate Number Of ADSs To Be Tendered
By You For The Account Of The Undersigned:               ADSs*.

*
Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER ADS AT WHICH ADSS ARE BEING TENDERED
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):
ADSS TENDERED AT PRICE DETERMINED UNDER THE OFFER
(See Instruction 4 of The Letter of Transmittal)
By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “ADSs Tendered at Price Determined by Securityholder,” the undersigned hereby tenders ADSs at the purchase price determined by the Company in accordance with the terms of the Offer.
☐   The undersigned wants to maximize the chance of having the Company purchase all ADSs the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders ADSs at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED ADSS BEING PURCHASED AT THE MINIMUM PRICE OF US$2.80 PER ADS, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, FOR PURPOSES OF DETERMINING THE PURCHASE PRICE. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS MAY HAVE THE EFFECT OF LOWERING THE PURCHASE PRICE AND COULD RESULT IN THE UNDERSIGNED RECEIVING A PER ADS PRICE AS LOW AS US$2.80, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, LESS ANY APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST.
OR
ADSS TENDERED AT PRICE DETERMINED BY SECURITYHOLDER
(See Instruction 4 of The Letter of Transmittal)
By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “ADSs Tendered at Price Determined Under the Offer,” the undersigned hereby tenders ADSs at the price checked. This action could result in none of the ADSs being purchased if the purchase price determined by the Company is less than the price checked below. A SECURITYHOLDER WHO DESIRES TO TENDER ADSS AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH ADSS ARE TENDERED. The same ADSs cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.
PRICE (IN DOLLARS) PER ADS AT WHICH ADSS
ARE BEING TENDERED
☐ US$2.80	☐ US$2.85	☐ US$2.90	☐ US$2.95
☐ US$3.00	☐ US$3.05	☐ US$3.10	☐ US$3.15
☐ US$3.20
OR
CONDITIONAL TENDER
(See Instruction 11 of the Letter of Transmittal)
A securityholder may tender ADSs subject to the condition that a specified minimum number of the securityholder’s ADSs tendered pursuant to the Letter of Transmittal must be purchased if any ADSs tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 thereof. Unless at least that minimum number of ADSs indicated below is purchased by the Company pursuant to the terms of the Offer, none of the ADSs tendered by you will be purchased. It is the tendering securityholder’s responsibility to calculate that minimum number of ADSs that must be purchased if any are purchased, and the Company urges securityholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.
☐   The minimum number of ADSs that must be purchased, if any are purchased, is:             ADSs.
If, because of proration, the minimum number of ADSs designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her ADSs and checked this box:
☐   The tendered ADSs represent all ADSs held by the undersigned.
ODD LOTS
(See Instruction 12 of the Letter of Transmittal)
To be completed only if ADSs are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 ADSs. The undersigned either (check one box):
☐   is the beneficial owner of an aggregate of fewer than 100 ADSs, all of which are being tendered; or
☐   is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), ADSs with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 ADSs and is tendering all of such ADSs.
The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
The Company’s Board of Directors has authorized the Company to make the Offer. However, none of the Company, any of the members of its Board of Directors, Deutsche Bank Securities Inc., the dealer manager for the Offer (the “Dealer Manager”), D.F. King & Co., Inc., the information agent for the Offer (the “Information

Agent”), or the Depositary makes any recommendation to securityholders as to whether they should tender or refrain from tendering their ADSs or as to any price at which they may tender ADSs. None of the Company, any of the members of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary has authorized any person to make any recommendation to you as to whether you should tender or refrain from tendering your ADSs. Securityholders should carefully evaluate all information in the Offer to Purchase and in the Letter of Transmittal, consult their own financial and tax advisors and make their own decisions about whether to tender or refrain from tendering your ADSs and, if deciding to tender and how many ADSs to tender.

SIGNATURE
Signature(s)
Name(s)	(Please Print)
Taxpayer Identification or Social Security No.:	(Please Print)
Address(es)	(Include Zip Code)
Phone Number (including Area Code)
Date: